UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________
Date of Report (Date of earliest event reported): March 29, 2018
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WRIGHT MEDICAL GROUP N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 521 4777
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
As previously reported, on October 3, 2017, Wright Medical Technology, Inc. (“WMT”), a wholly-owned subsidiary of Wright Medical Group N.V. (the “Company”), and the Court-appointed attorneys representing plaintiffs (“Plaintiffs’ Counsel”) in the metal-on-metal hip litigation known as In Re: Wright Medical Technology, Inc., CONSERVE® Hip Implant Products Liability Litigation, MDL No. 2329 and In re: Wright Hip System Cases, Judicial Council Coordination Proceeding No. 4710 entered into comprehensive settlement agreements (collectively, the “Settlement Agreement”) intended to resolve substantially all remaining metal-on-metal hip claims pending or tolled in the above actions that were not settled in the earlier Master Settlement Agreement dated November 2, 2016. Portions of the Settlement Agreement were contingent on WMT’s receipt from applicable insurance carriers, by December 31, 2017, of new insurance proceeds totaling at least $35 million (the “Insurance Contingency”).
On December 29, 2017, WMT and Plaintiffs’ Counsel entered into an amendment to extend the Insurance Contingency to February 28, 2018 and, on February 23, 2018, entered into a further amendment to extend the Insurance Contingency to March 30, 2018.
As of March 29, 2018 WMT had received $20 million of insurance proceeds applicable to the $35 million Insurance Contingency, leaving a deficit of $15 million (the “Insurance Deficit Amount”). On that date, WMT and Plaintiffs’ Counsel entered into a Third Amendment to Settlement Agreement (the “Third Amendment”) intended to address the Insurance Deficit Amount without terminating the Settlement Agreement.
The Third Amendment grants WMT the right to effectuate one of the following options by September 30, 2018:

(1)	Make the Insurance Deficit Amount available for payment to eligible claimants; or

(2)
Assign or otherwise transfer to eligible claimants WMT’s claims against the insurance carriers with whom it has not settled, pursuant to a transfer agreement to be contemporaneously finalized (the “Assignment”).

If WMT chooses the Assignment, WMT and Plaintiffs’ Counsel will enter into an assignment agreement, stipulated judgment and covenant not to execute against WMT in the amount of $541 million (the “Stipulated Judgment”) and, no later than March 7, 2019, WMT will make the Insurance Deficit Amount available for funding under the Settlement Agreement. The Stipulated Judgment will be collectible only from the applicable insurance carriers with whom WMT has not settled. In no event will the Stipulated Judgment be collectible from WMT or any of its affiliates.
If Plaintiffs’ Counsel recovers funds pursuant to the Assignment (including as a result of settlement) then, to the extent such recovery exceeds applicable fees and costs incurred by Plaintiffs’ Counsel, WMT will be reimbursed as follows: (a) the portion of the Insurance Deficit Amount actually funded by WMT plus interest at the rate of ten percent per annum, and (b) up to an additional $5 million for fees and costs incurred.
The foregoing represents only a summary of the material terms of the Third Amendment and is qualified in its entirety by reference to the complete text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment to the Third Settlement Agreement dated as of March 29, 2018 between Wright Medical Technology, Inc. and the Counsel Listed on the Signature Pages Thereto (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2018	WRIGHT MEDICAL GROUP N.V.

By: /s/ James A. Lightman
Name: James A. Lightman
Title: Senior Vice President, General Counsel and Secretary